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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-205753

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Class A common stock, par value $0.01 per share	4,710,869	$96.08	$452,620,294	$52,594.48

(1)
Estimated solely for purposes of calculating the amount of the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the Class A common stock on July 16, 2015, as reported on the New York Stock Exchange.

Prospectus Supplement to Prospectus Dated July 20, 2015

4,710,869 Shares

Class A Common Stock

        This prospectus supplement relates to the offer and sale from time to time of up to 4,710,869 shares of Adeptus Health Inc. Class A common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus supplement or in supplements to this prospectus supplement. See "Selling Stockholders." The registration of the shares of Class A common stock to which this prospectus supplement relates does not require the selling stockholders to sell any of their shares of our Class A common stock.

        We will not receive any proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions. The selling stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale.

        Our Class A common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "ADPT." On July 17, 2015, the closing sales price of our Class A common stock as reported on the NYSE was $97.42 per share.

        Investing in our Class A common stock involves significant risks. See "Risk Factors" on page S-4 of this prospectus supplement and in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission, or SEC.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 20, 2015.

        Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, any amendment or supplement to this prospectus supplement or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, any amendment or supplement to this prospectus supplement or any free writing prospectus prepared by us or on our behalf. The selling stockholders are not offering to sell shares of our Class A common stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement, any amendment or supplement to this prospectus supplement or any sale of shares of our Class A common stock.

        For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering, possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus supplement outside of the United States.

 SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement or documents incorporated by reference herein, but it does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus supplement, any amendment or supplement to this prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled "Risk Factors" and the financial statements and the related notes incorporated by reference into this prospectus supplement, before you decide to invest in shares of our Class A common stock.

        Unless we state otherwise or the context otherwise requires, the terms "Adeptus Health," "Adeptus," "we," "us," "our" and the "Company" refer to Adeptus Health Inc. and its consolidated subsidiaries after giving effect to the Reorganization Transactions (as defined herein) completed in connection with our initial public offering, as described under "Summary—Company Overview"; prior to the consummation of the Reorganization Transactions and the completion of our initial public offering, these terms refer to Adeptus Health LLC, a Delaware limited liability company through which we are currently conducting our operations and its consolidated subsidiaries.

Company Overview

        We are a patient-centered healthcare organization providing emergency medical care through the largest network of independent freestanding emergency rooms in the United States and partnerships with leading healthcare systems. We have experienced rapid growth in recent periods, growing from 14 freestanding facilities at the end of 2012 to 26 freestanding facilities at the end of 2013, and to 68 freestanding facilities as of June 30, 2015. We operate facilities currently located in the: (i) Houston, Dallas/Fort Worth, San Antonio and Austin, Texas markets; (ii) Colorado Springs and Denver, Colorado markets; and (iii) Phoenix, Arizona market, which includes a full service, licensed general hospital. Each of the facilities opened in 2014 and 2015 were newly constructed.

        Since our founding in 2002, our mission has been to address the need within our local communities for immediate and convenient access to quality emergency care in a patient-friendly, cost-effective setting. We believe we are transforming the emergency care experience with a differentiated and convenient care delivery model which improves access, reduces wait times and provides high-quality clinical and diagnostic services on-site. Our facilities are fully licensed and provide comprehensive emergency care with an acuity mix that we believe is comparable to hospital-based emergency rooms.

        For a description of our business, financial condition, results of operations and other important information regarding Adeptus, we refer you to our filings with SEC incorporated by reference in this prospectus supplement.

        Adeptus Health Inc. was incorporated as a Delaware corporation on March 7, 2014 for the purpose of conducting our initial public offering, which was completed on June 30, 2014. In connection with the initial public offering, we completed a reorganization (the "Reorganization Transactions"), which among other things, resulted in Adeptus Health Inc. becoming a holding company with its sole material asset being a controlling equity interest in Adeptus Health LLC. As the sole managing member of Adeptus Health LLC, Adeptus Health Inc. operates and controls all of the business and affairs of Adeptus Health LLC and, through Adeptus Health LLC and its subsidiaries, conducts our business. Adeptus Health Inc. owns 100% of the voting rights of Adeptus Health LLC, and therefore has control over Adeptus Health LLC.

 The Offering

Class A common stock offered by Adeptus Health Inc.	We are not selling any shares of Class A common stock pursuant to this prospectus supplement.
Class A common stock offered by the selling stockholders	Up to 4,710,869 shares.
Class A common stock outstanding as of June 30, 2015

11,563,069 shares (or 20,732,612 shares if the Post-IPO Unit Holders (as defined below) were to exchange all of their LLC Units (as defined below) and Class B common stock for Class A common stock on a one-for-one basis). Does not reflect an aggregate of 838,208 shares of Class A common stock that may be issued under our equity incentive plan as of June 30, 2015.

Class B common stock outstanding as of June 30, 2015

9,169,543 shares. The shares of Class B common stock have no economic rights but entitle the holder to one vote per share on matters presented to stockholders of Adeptus Health Inc. Shares of Class B common stock are generally not transferable other than in connection with an exchange of LLC Units for Class A common stock.

Use of proceeds

The selling stockholders will receive all of the proceeds of the sale of shares of Class A common stock offered from time to time pursuant to this prospectus supplement. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus supplement.

Exchange rights of holders of Adeptus Health LLC units

The amended and restated limited liability company agreement of Adeptus Health LLC, or the Amended and Restated Limited Liability Company Agreement, gives (subject to the terms of the Amended and Restated Limited Liability Company Agreement) certain of the owners of Adeptus Health LLC prior to the consummation of our initial public offering, which we collectively refer to as the Post-IPO Unit Holders, the right to exchange their vested limited liability company units of Adeptus Health LLC, or LLC Units (together with a corresponding number of shares of our vested Class B common stock), for shares of our Class A common stock on a one-for-one basis.

Voting rights	Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividend policy

We do not currently plan to pay a dividend on our Class A common stock following this offering. The declaration, amount and payment of any future dividends on shares of Class A common stock will be at the sole discretion of our board of directors.

Risk factors

You should read the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section of our most recent Annual Report on Form 10-K, for a discussion of factors that you should consider carefully before deciding to invest in our Class A common stock.

NYSE ticker symbol	"ADPT."
Certain Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders

For a discussion of certain material U.S. federal income and estate tax consequences that may be relevant to certain prospective stockholders who are not individual citizens or residents of the United States, see "Certain Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders."

RISK FACTORS

        Investing in our Class A common stock involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also carefully consider the other information contained in this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable amendment or supplement to this prospectus supplement before acquiring any shares of our Class A common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment.

Risks Related to Our Class A Common Stock

Our share price may decline due to the large number of shares eligible for future sale and for exchange.

        The market price of our Class A common stock could decline as a result of sales of a large number of shares of Class A common stock in the market or the perception that such sales could occur. These sales, or the possibility these sales may occur, might also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Assuming all of the shares of Class A common stock offered for resale hereby are sold, we will have 16,273,938 outstanding shares of Class A common stock.

        In addition, the Post-IPO Unit Holders (or certain permitted transferees thereof) will have the right (subject to the terms of the Amended and Restated Limited Liability Company Agreement) to exchange their vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends and reclassifications. These exchanges, or the possibility these exchanges may occur, might also make it more difficult for holders of our Class A common stock to sell such stock in the future at a time and at a price that they deem appropriate.

        In connection with our initial public offering, we entered into a registration rights agreement pursuant to which the Post-IPO Unit Holders, their affiliates and certain of their transferees have the ability to cause us to register the shares of our Class A common stock they acquired in connection with the Reorganization Transactions or will receive upon exchange of their LLC Units (together with a corresponding number of shares of our Class B common stock).

The market price of our Class A common stock may be volatile, which could cause the value of your investment to decline or could subject us to litigation.

        The market for equity securities worldwide experiences significant price and volume fluctuations that could result in a reduced market price of our Class A common stock, even if our operating performance is strong. In addition, general economic, market or political conditions could have an adverse effect on our stock price. Our Class A common stock price could also suffer significantly if our operating results are below the expectations of analysts and investors. Investors may be unable to resell their shares of our Class A common stock at or above your purchase price, if at all. In addition, when the market price of a company's common stock drops significantly, stockholders sometimes institute securities class action lawsuits against that company. A securities class action lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources from our business.

If securities analysts do not publish research or reports about our business or if they downgrade our company or our sector, the price of our Class A common stock could decline.

        The trading market for our Class A common stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our Class A common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our Class A common stock to decline.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events, development and results with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are confident," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words in connection with a discussion of future operating or financial performance. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under the heading "Risk Factors" and elsewhere in this prospectus supplement and under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, including, without limitation, in conjunction with the forward-looking statements included and incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation:

  •
  our ability to implement our growth strategy;

  •
  our ability to maintain sufficient levels of cash flow to meet growth expectations;

  •
  our ability to protect our brand;

  •
  federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations;

  •
  our ability to locate available facility sites on terms acceptable to us;

  •
  competition from hospitals, clinics and other emergency care providers;

  •
  our dependence on payments from third-party payors;

  •
  our ability to source and procure new products and equipment to meet patient preferences;

  •
  our reliance on Medical Properties Trust and the Master Funding and Development Agreements;

  •
  disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs;

  •
  our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms;

  •
  significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities;

  •
  significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements;

  •
  material changes in Internal Revenue Service, or the IRS, revenue rulings, case law or the interpretation of such rulings;

  •
  shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations;

  •
  the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts;

  •
  the fact that we are subject to significant malpractice and related legal claims;

  •
  the growth of patient receivables or the deterioration in the ability to collect on those accounts;

  •
  the impact on us of Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, or PPACA, which represents a significant change to the healthcare industry; and

  •
  ensuring our continued compliance with the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which could require us to expend significant resources and capital.

        Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and in the documents incorporated by reference herein. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement or incorporated by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

 USE OF PROCEEDS

        The selling stockholders will receive all of the proceeds of the sale of shares of Class A common stock offered from time to time pursuant to this prospectus supplement. Accordingly, we will not receive any proceeds from the sale of shares of Class A common stock that may be sold from time to time pursuant to this prospectus supplement.

 PRICE RANGE OF OUR CLASS A COMMON STOCK

        Shares of our Class A common stock have been listed and traded on the NYSE under the symbol "ADPT" since June 25, 2014. The following table sets forth, for the periods indicated, the high and low intra-day sale prices in dollars on the NYSE for our Class A common stock.

Quarter Ended	High	Low
June 25, 2014 through June 30, 2014	$26.75	$25.00
September 30, 2014	$29.33	$23.35
December 31, 2014	$38.78	$24.22
March 31, 2015	$50.62	$30.12
June 30, 2015	$95.93	$47.05
September 30, 2015 (through July 17, 2015)	$100.79	$89.64

        There is no trading market for shares of our Class B common stock.

        On July 17, 2015, the last reported sale price of our Class A common stock on the NYSE was $97.42 per share. As of July 17, 2015, there were approximately 220 stockholders of record of our Class A common stock and 20 stockholders of record of our Class B common stock. These figures do not reflect the beneficial ownership or shares held in nominee name, nor do they include holders of any restricted stock units.

SELLING STOCKHOLDERS

        On June 30, 2014, we completed our initial public offering, or IPO. In connection with our IPO, we entered into a registration rights agreement with the Post-IPO Unit Holders, providing them with registration rights. This prospectus supplement covers 4,710,869 shares of our Class A common stock that may be offered for resale by certain of the Post-IPO Unit Holders. For more information about our relationships with the selling stockholders and their affiliates, see "Transactions with Related Persons" in our most recent Definitive Proxy Statement on Schedule 14A, which is incorporated herein by reference.

        The following table sets forth information regarding the beneficial ownership of our Class A common stock as of June 30, 2015 by (1) each person known to us to beneficially own more than 5% of our voting securities, (2) each of our executive officers, (3) each of our directors and (4) the other selling stockholders . Beneficial ownership is determined in accordance with the rules of the SEC. In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes shares issuable pursuant to exchange or conversion rights that are exercisable within 60 days of the date of this prospectus supplement, including such rights of holders of LLC Units (together with a corresponding number of shares of our Class B common stock) since they are exchangeable into shares of our Class A common stock at any time.

        Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in one or more supplements to this prospectus supplement or a post-effective amendment to the registration statement to which this prospectus supplement relates if and when necessary.

        The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus supplement or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus supplement or post-effective amendments to the registration statement of which this prospectus supplement is a part, as may be appropriate.

        To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares of Class A Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Number of Shares	Percent of Common Stock Outstanding	Shares of Class A Common Stock that May be Offered for Resale
5-N Investments, LLC	1,647,778	7.9%	1,647,778
Executive Officers:
Thomas S. Hall	666,568	3.2%	666,568
Graham B. Cherrington	152,265	*	152,265
Timothy L. Fielding	102,855	*	102,855
Andrew Jordan	86,999	*	86,999
James M. Muzzarelli	34,454	*	34,454
Traci Bowen	28,430	*	28,430
Directors:
Richard Covert	1,649,483	8.0%	1,647,778
Gregory W. Scott	29,419	*	27,714
Ronald L. Taylor	69,764	*	68,059
Jeffery S. Vender	47,833	*	46,128
Other Selling Stockholders:
L. Jason Worley	58,906	*	58,906
Stephen D. Farber Trust UTD August 18, 2000	37,830	*	37,830
Heather L. Weimer	30,581	*	30,581
Michael R. Corey	27,453	*	27,453
David Pyle	18,254	*	18,254
Lawrence Buckelew	15,012	*	15,012
Timothy M. Mueller	13,805	*	13,805

*
Less than 1 percent of common stock outstanding.

(1)
The address of each beneficial owner in the table above is c/o Adeptus Health Inc., 2941 Lake Vista Drive, Lewisville, Texas 75067.

(2)
Subject to the exchange provisions of the Amended and Restated Limited Liability Company Agreement, each LLC Unit (together with a corresponding number of shares of our Class B common stock) held by the Post-IPO Unit Holders is exchangeable for shares of our Class A common stock on a one for one basis. Beneficial ownership of LLC Units has also been reflected as beneficial ownership of shares of our Class A common stock for which such LLC Units may be exchanged.

 SHARES ELIGIBLE FOR FUTURE SALE

        We cannot predict the effect, if any, future sales of Class A common stock, or the availability for future sale of Class A common stock, will have on the market price of our Class A common stock prevailing from time to time. The sale of substantial amounts of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Class A common stock.

        As of June 30, 2015, we have 11,563,069 shares of Class A common stock outstanding, which amount excludes Class A common stock that may become issuable subsequent to such date from time to time, including shares of Class A common stock beneficially owned by certain of the Post-IPO Unit Holders through their ownership of LLC Units, and shares of Class A common stock available for future issuance under our 2014 Omnibus Incentive Plan, or the Plan.

        As of June 30, 2015, SCP III AIV THREE-FCER Conduit, L.P., one of the Post-IPO Unit Holders and an affiliate of a significant stockholder, which we refer to as the Merged Owner, will beneficially own 3,317,817 shares of our Class A common stock and the Post-IPO Unit Holders will beneficially own 9,169,543 LLC Units. Pursuant to the terms of the Amended and Restated Limited Liability Company Agreement and our amended and restated certificate of incorporation, the Post-IPO Unit Holders will be able, from time, to time exchange their vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends and reclassifications.

        In addition, on June 24, 2014, we filed a registration statement on Form S-8 under the Securities Act of 1933, or the Securities Act, registering 1,033,500 shares of Class A common stock to be issued or reserved for issuance under our 2014 Omnibus Incentive Plan. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or lock-up restriction described below.

Rule 144

        In general, under Rule 144, as currently in effect, a person who is not deemed to be our affiliate for purposes of the Securities Act or to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares of our Class A common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares of our Class A common stock without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares of our Class A common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares of our Class A common stock without complying with any of the requirements of Rule 144. In general, under Rule 144 as currently in effect, our affiliates or persons selling Class A common stock on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) 1% of the number of shares of our Class A common stock then outstanding and (2) the average weekly trading volume of the shares of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Sales under Rule 144 by our affiliates or persons selling Class A common stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

        In general, under Rule 701 under the Securities Act, an employee, consultant or advisor who acquired shares of our Class A common stock from us prior to our initial public offering in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell those shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period restriction, contained in Rule 144.

 CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain material United States federal income and estate tax consequences to non-U.S. holders, defined below, of the purchase, ownership and disposition of shares of our Class A common stock as of the date hereof. Except where noted, this summary deals only with shares of Class A common stock purchased in this offering that are held as capital assets by a non-U.S. holder.

        Except as modified for estate tax purposes, a "non-U.S. holder" means a beneficial owner of shares of our Class A common stock that, for United States federal income tax purposes, is not any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, applicable United States Treasury regulations, rulings and judicial decisions, all as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local, alternative minimum or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities, "controlled foreign corporation," "passive foreign investment company," a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity)), a person who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our Class A common stock that are different from those discussed below.

        If any entity or arrangement treated as a partnership for United States federal income tax purposes holds shares of our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our Class A common stock, you should consult your tax advisors.

        If you are considering the purchase of shares of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership and disposition of the shares of Class A common stock, as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

        Cash distributions on shares of our Class A common stock will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your tax basis in our Class A common stock (determined on a share by share basis), but not below zero, and then will be treated as gain from the sale of stock.

        Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) generally will not be subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (including the provision of a properly completed IRS form W-8ECI or other applicable forms). Instead, such dividends generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. A corporate non-U.S. holder may be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on earnings and profits attributable to such dividends that are effectively connected with its United States trade or business (and, if an income tax treaty applies, are attributable to its United States permanent establishment).

        A non U.S. holder of shares of our Class A common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if shares of our Class A common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non U.S. holders that are pass through entities rather than corporations or individuals.

        A non-U.S. holder of shares of our Class A common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

        Subject to discussions below of the backup withholding tax and "FATCA" legislation, any gain realized by a non-U.S. holder on the disposition of shares of our Class A common stock generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        In the case of a non-U.S. holder described in the first bullet point above, any gain will be subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code, and a non-U.S. holder that is a foreign corporation may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain (or, if an income tax treaty applies, at such lower rate as may be specified by the treaty on its gains attributable to its United States permanent establishment). Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point above will be subject to a 30% tax on any gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States under the Code.

        We do not believe we are, and we do not expect to become, a "United States real property holding corporation" for United States federal income tax purposes. If we are or become a "United States real property holding corporation," so long as shares of our Class A common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than 5% of shares of our Class A common stock will be subject to United States federal income tax on the disposition of shares of our Class A common stock.

Federal Estate Tax

        Shares of our Class A common stock that are owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and, therefore, may be subject to United States federal estate tax.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of shares of our Class A common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional FATCA Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any dividends paid on shares of our Class A common stock and, for a disposition of our Class A common stock occurring after December 31, 2016, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under the heading "—Dividends," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of shares of our Class A common stock.

PLAN OF DISTRIBUTION

        The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of our Class A common stock covered by this prospectus supplement. Registration of the shares of Class A common stock covered by this prospectus supplement does not mean, however, that those shares of Class A common stock necessarily will be offered or sold.

        The shares of Class A common stock covered by this prospectus supplement may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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  on the NYSE (including through at the market offerings);

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  in the over-the-counter market;

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  in privately negotiated transactions;

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  through broker-dealers, who may act as agents or principals;

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  through one or more underwriters on a firm commitment or best-efforts basis;

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  in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  through put or call option transactions relating to the shares of our Class A common stock;

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  directly to one or more purchasers;

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  through agents; or

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  in any combination of the above.

        In effecting sales, brokers or dealers engaged by us and/or the selling stockholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

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  purchases of the shares of our Class A common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus supplement;

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  ordinary brokerage transactions; or

  •
  transactions in which the broker/dealer solicits purchasers on a best efforts basis.

        The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Class A common stock covered by this prospectus supplement. At any time a particular offer of the shares of Class A common stock covered by this prospectus supplement is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Class A common stock covered by this prospectus supplement being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters' or agents' compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus supplement is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A common stock covered by this prospectus supplement.

        To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus supplement, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

        In connection with the sale of the shares of Class A common stock covered by this prospectus supplement through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Class A common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriters, broker/dealers or agents participating in the distribution of the shares of common stock covered by this prospectus supplement may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

        We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

        Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of our Class A common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

        Some of the shares of common stock covered by this prospectus supplement may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus supplement.

LEGAL MATTERS

        The validity of the shares of Class A common stock offered by this prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Adeptus Health Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT REGISTERED ACCOUNTING FIRM

        On October 22, 2013, the board of directors engaged KPMG LLP, or KPMG, as the independent registered public accounting firm of First Choice ER, LLC and its consolidated subsidiaries. Concurrent with this appointment, we dismissed Grant Thornton LLP, or Grant Thornton, effective October 22, 2013. The decision to change our principal independent registered public accounting firm was approved by our audit committee. Grant Thornton's report on the financial statements of First Choice ER, LLC and its consolidated subsidiaries for the year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K issued by the SEC, in connection with the audit of the financial statements of First Choice ER, LLC and its consolidated subsidiaries for the 2012 period audited by Grant Thornton through the replacement of Grant Thornton with KPMG.

        Neither we nor anyone acting on our behalf consulted with KPMG at any time prior to their retention by us with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of First Choice ER, LLC and its consolidated subsidiaries, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement or a reportable event (as such terms are defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate certain information in this prospectus supplement by reference to other documents that we file with them. This means that we can disclose information to you for purposes of this prospectus supplement by referring you to other documents on file with the SEC. The information incorporated by reference is an important part of this prospectus supplement.

        We incorporate in this prospectus supplement by reference the documents listed below:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 27, 2015;

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  our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed on May 1, 2015;

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  our Definitive Proxy Statement on Schedule 14A, filed on April 14, 2015 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

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  our Current Reports on Form 8-K filed on February 26, 2015, April 21, 2015, April 23, 2015, May 11, 2015, May 22, 2015 and June 19, 2015;

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  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on June 25, 2014, including all amendments and reports filed for the purpose of updating such description; and

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  all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offerings to which this prospectus supplement relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or any amendment or supplement to this prospectus supplement.

        We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents, at no cost, by writing or telephoning us at the following address:

Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Telephone: (972) 899-6666

        Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Report, are also available on our website at ir.adeptushealth.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we nor any selling stockholder has authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock covered by this prospectus supplement. This prospectus supplement and the base prospectus, filed as part of the registration statement, together with the information incorporated by reference herein, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Class A common stock, we refer you to the registration statement and to its exhibits and schedules. Statements made in or incorporated by reference herein about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

        In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as a result, file annual, quarterly and current reports, proxy statements and other information with the SEC. You will be able to inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above or inspect them without charge at the SEC's website.

PROSPECTUS

Adeptus Health Inc.

Class A Common Stock

        We may offer and sell shares of our Class A common stock from time to time. We will determine when we sell our Class A common stock, which may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our Class A common stock. If any agents, dealers or underwriters are involved in the sale of any of our Class A common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our Class A common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, one or more selling stockholders to be named in a prospectus supplement hereto may offer and sell our Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

        Each time that we or any selling stockholders sell shares of our Class A common stock using this prospectus, we or any selling stockholders will provide a prospectus supplement and attach it to this prospectus if required. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the Class A common stock being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of such shares of our Class A common stock. The selling stockholders will receive all of the proceeds from any sales of our Class A common stock owned by them. We will not receive any proceeds from the sale of our Class A common stock by selling stockholders. We may bear a portion of the expenses of the offering of our Class A common stock by one or more selling stockholders, except that the selling stockholders may pay any applicable underwriting fees, discounts or commissions and certain transfer taxes. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell shares of our Class A common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in shares of our Class A common stock.

        Our Class A common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "ADPT."

        Investing in shares of our Class A common stock involves risks. You should refer to and consider the information included in the section titled "Risk Factors" on page 2 of this prospectus and the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2015

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any selling stockholder has authorized anyone to provide you with different information and we and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we and/or one or more selling stockholders, if applicable, may, from time to time, offer and/or sell shares of our Class A common stock in one or more offerings or resales. This prospectus provides you with a general description of the Class A common stock that we and/or one or more selling stockholders may offer. Each time we sell Class A common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading "Information Incorporated by Reference" and any additional information described under the heading "Where You Can Find More Information" before making an investment in our Class A common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the headings "Information Incorporated by Reference" and "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act of 1933, or the Securities Act, and Section 3(a)(80) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to Section 102 of the Jumpstart Our Business Startups Act, or the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from the documents incorporated by reference herein. We previously opted out of the extended transition period with respect to new or revised accounting standards and, as a result, we comply with any such new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards was irrevocable. We may avail ourselves of these provisions until December 31, 2015, after which we will cease to be an emerging growth company.

        Unless we state otherwise or the context otherwise requires, the terms "Adeptus Health," "Adeptus," "we," "us," "our" and the "Company" refer to Adeptus Health Inc. and its consolidated subsidiaries after giving effect to the Reorganization Transactions (as defined herein) completed in connection with our initial public offering, as described under "Our Company"; prior to the consummation of the Reorganization Transactions and the completion of our initial public offering, these terms refer to Adeptus Health LLC, a Delaware limited liability company through which we are currently conducting our operations and its consolidated subsidiaries.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events, development and results with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are confident," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words in connection with a discussion of future operating or financial performance. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under the heading "Risk Factors" and elsewhere in this prospectus and under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on February 27, 2015, including, without limitation, in conjunction with the forward-looking statements included and incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation:

  •
  our ability to implement our growth strategy;

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  our ability to maintain sufficient levels of cash flow to meet growth expectations;

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  our ability to protect our brand;

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  federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations;

  •
  our ability to locate available facility sites on terms acceptable to us;

  •
  competition from hospitals, clinics and other emergency care providers;

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  our dependence on payments from third-party payors;

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  our ability to source and procure new products and equipment to meet patient preferences;

  •
  our reliance on Medical Properties Trust and the Master Funding and Development Agreements;

  •
  disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs;

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  our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms;

  •
  significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities;

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  significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements;

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  material changes in Internal Revenue Service, or the IRS, revenue rulings, case law or the interpretation of such rulings;

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  shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations;

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  the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts;

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  the fact that we are subject to significant malpractice and related legal claims;

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  the growth of patient receivables or the deterioration in the ability to collect on those accounts;

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  the impact on us of Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, or PPACA, which represents a significant change to the healthcare industry; and

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  ensuring our continued compliance with the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which could require us to expend significant resources and capital.

        Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in the documents incorporated by reference herein. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus or incorporated by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

v

OUR COMPANY

        This summary highlights selected information contained elsewhere in this prospectus or documents incorporated by reference herein, but it does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled "Risk Factors" and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of our Class A common stock.

Company Overview

        We are a patient-centered healthcare organization providing emergency medical care through the largest network of independent freestanding emergency rooms in the United States and partnerships with leading healthcare systems. We have experienced rapid growth in recent periods, growing from 14 freestanding facilities at the end of 2012 to 26 freestanding facilities at the end of 2013, and to 68 freestanding facilities as of June 30, 2015. We operate facilities currently located in the: (i) Houston, Dallas/Fort Worth, San Antonio and Austin, Texas markets; (ii) Colorado Springs and Denver, Colorado markets; and (iii) Phoenix, Arizona market, which includes a full service, licensed general hospital. Each of the facilities opened in 2014 and 2015 were newly constructed.

        Since our founding in 2002, our mission has been to address the need within our local communities for immediate and convenient access to quality emergency care in a patient-friendly, cost-effective setting. We believe we are transforming the emergency care experience with a differentiated and convenient care delivery model which improves access, reduces wait times and provides high-quality clinical and diagnostic services on-site. Our facilities are fully licensed and provide comprehensive emergency care with an acuity mix that we believe is comparable to hospital-based emergency rooms.

        For a description of our business, financial condition, results of operations and other important information regarding Adeptus, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Information Incorporated by Reference" and "Where You Can Find More Information."

        Adeptus Health Inc. was incorporated as a Delaware corporation on March 7, 2014 for the purpose of conducting our initial public offering, which was completed on June 30, 2014. In connection with the initial public offering, we completed a reorganization (the "Reorganization Transactions"), which among other things, resulted in Adeptus Health Inc. becoming a holding company with its sole material asset being a controlling equity interest in Adeptus Health LLC. As the sole managing member of Adeptus Health LLC, Adeptus Health Inc. operates and controls all of the business and affairs of Adeptus Health LLC and, through Adeptus Health LLC and its subsidiaries, conducts our business. Adeptus Health Inc. owns 100% of the voting rights of Adeptus Health LLC, and therefore has control over Adeptus Health LLC.

 RISK FACTORS

        The purchase and holding of our Class A common stock involves various risks. You should carefully consider each of the risks described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on February 27, 2015, which are incorporated by reference herein, as such factors may be updated from time to time in our periodic filings with the SEC, and all of the other information included or incorporated by reference in this prospectus when acquiring or holding our Class A common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        In the case of a sale of shares of our Class A common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our Class A common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

 DIVIDEND POLICY

        We do not currently plan to pay a dividend on our Class A common stock. The declaration, amount and payment of any future dividends on shares of our Class A common stock will be at the sole discretion of our board of directors.

        Adeptus Health Inc. is a holding company and has no material assets other than its ownership of limited liability company units of Adeptus Health LLC, or LLC Units. In the event that we do pay a dividend, we intend to cause Adeptus Health LLC to make distributions to us in an amount sufficient to cover such dividend. If Adeptus Health LLC makes such distributions to us, the other holders of LLC Units will also be entitled to receive distributions pro rata in accordance with the percentages of their respective LLC Units.

        Our Senior Secured Credit Facility limits the ability of Adeptus Health LLC to pay distributions to us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations and Commitments—Senior Secured Credit Facility" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein.

        Any financing arrangements that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, Adeptus Health LLC is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Adeptus Health LLC (with certain exceptions) exceed the fair value of its assets. Subsidiaries of Adeptus Health LLC are generally subject to similar legal limitations on their ability to make distributions to Adeptus Health LLC.

SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment hereto or in filings we make with the SEC, which are incorporated by reference into this prospectus.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated by-laws, the forms of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

        Our authorized capital stock consists of 50,000,000 shares of Class A common stock, par value $0.01 per share, 20,000,000 shares of Class B common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock.

        Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

        Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. The holders of our common stock vote to elect our directors by a plurality of the votes cast. On all other matters other than those specified in our amended and restated certificate of incorporation and amended and restated by-laws, where a 66 2/3% vote of the then outstanding shares of our common stock is required, the affirmative vote of a majority in voting power of shares present at a meeting of the holders of our common stock is required.

  Class A Common Stock

        Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

        Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive our remaining assets available for distribution.

        Holders of shares of our Class A common stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our Class A common stock. Subject to the transfer restrictions set forth in the Amended and Restated Limited Liability Company Agreement, certain of the owners of Adeptus Health LLC prior to the consummation of our initial public offering, which we collectively refer to as the Post-IPO Unit Holders, may exchange their vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends and reclassifications.

  Class B Common Stock

        Holders of shares of Class B common stock shall be entitled to one vote for each share of record on all matters submitted to a vote of stockholders.

        Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of Adeptus Health Inc. However, if Adeptus Health LLC makes distributions to Adeptus Health Inc., the other holders of LLC Units, including the Post-IPO

Unit Holders, will be entitled to receive distributions pro rata in accordance with the percentages of their respective LLC Units.

        Holders of shares of our Class B common stock do not have preemptive, subscription or, except as described below, conversion rights. There are no redemption or sinking fund provisions applicable to our Class B common stock. Shares of Class B common stock will generally not be transferable other than in connection with an exchange of LLC Units for Class A common stock.

        Holders of shares of Class B common stock have the right to exchange their vested LLC Units (together with a corresponding number of shares of our vested Class B common stock) for shares of our Class A common stock on a one-for-one basis.

Preferred Stock

        We do not currently have any preferred stock outstanding. However, our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock are available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

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  the designation of the series;

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  the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the redemption or repurchase rights and price or prices, if any, for shares of the series and any applicable restrictions;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series; and

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  the voting rights, if any, of the holders of the series.

        We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your shares of Class A common stock over the market price of the shares of Class A common stock.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the shares of Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and Certain Provisions of Delaware Law.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super majority voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our amended and restated by-laws provide that special meetings of the stockholders may be called only by or at the direction of a majority of the board of directors, the chairman of our board of directors or chief executive officer. Our amended and restated by-laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

        Our amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated by-laws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

Amendment of By-laws

        Our amended and restated certificate of incorporation provides that the board of directors is expressly authorized to make, alter or repeal our amended and restated by-laws and that our stockholders may only amend our amended and restated by-laws with the approval of the majority of all of the outstanding shares of our capital stock entitled to vote.

No Cumulative Voting

        The General Corporation Law of the State of Delaware, or the DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

Stockholder Action by Written Consent

        Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders of a company may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company's certificate of incorporation provides otherwise.

Delaware Anti-Takeover Statute

        We have opted out of Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a publicly-held Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period after the date of the transaction in which the person became an interested stockholder. These provisions generally prohibit or delay the accomplishment of mergers, assets or stock sales or other takeover or change-in-control attempts that are not approved by a company's board of directors.

        However, our amended and restated certificate of incorporation and by-laws provide that in the event Sterling Partners, a significant stockholder, ceases to beneficially own at least 5% of the total voting power of all the then outstanding shares of our capital stock, we will automatically become subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. If Section 203 were to apply to us, we expect that it would have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. In such event, we would also anticipate that Section 203 could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Choice of Forum

        Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the Delaware General Corporation Law, the amended and restated certificate of incorporation and the amended and restated by-laws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Transfer Agent and Registrar

        Computershare Trust Company, N.A., is the transfer agent and registrar for our Class A common stock.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "ADPT."

 PLAN OF DISTRIBUTION

        We and/or one or more selling stockholders, if applicable, may sell the shares of Class A common stock covered by this prospectus in any of the following ways (or in any combination):

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  directly to one or more purchasers;

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  to or through underwriters or dealers; or

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  through agents.

        We will prepare a prospectus supplement or supplements, if required, that will describe the method of distribution and disclose the terms and conditions of any offering of shares of Class A common stock, including:

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  the name or names of any underwriters, dealers or agents and the amounts of Class A common stock underwritten or purchased by each of them;

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  the offering price of the shares of Class A common stock and the proceeds to us and/or any selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

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  any options under which underwriters may purchase additional shares of Class A common stock from us and/or any selling stockholder.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the shares of Class A common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Pursuant to our registration rights agreement with our sponsor and certain other stockholders, we will pay certain registration expenses of such selling stockholders.

        We and/or any selling stockholders, if applicable, may distribute the Class A common stock from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed from time to time;

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  market prices prevailing at the time of sale;

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  prices relating to such prevailing market prices; or

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  negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered Class A common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares of Class A common stock, the Class A common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Class A common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the shares of Class A common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares of Class A common stock if they purchase any of the shares of Class A common stock (other than any shares of Class A common stock purchased upon exercise of any overallotment option), unless otherwise specified in the prospectus supplement. We and/or one or more selling stockholders may use underwriters with whom we and/or such selling stockholders have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, as required, naming the underwriter.

        We and/or one or more selling stockholders, if applicable, may sell the Class A common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the Class A common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in "at the market" offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of Class A common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers and agents that participate in the distribution of the Class A common stock may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the Class A common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of Class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        We and/or any selling stockholders may agree to indemnify an underwriter, dealer or agent against certain liabilities related to the selling of the Class A common stock, including liabilities arising under the Securities Act. Under our registration rights agreement with the Sponsors and certain other stockholders, we have agreed to indemnify certain selling stockholders against certain liabilities that may arise under the Securities Act.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the shares of Class A common stock covered by this prospectus does not mean that any shares of Class A common stock will be offered or sold.

LEGAL MATTERS

        The validity of the Class A common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Adeptus Health Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT REGISTERED ACCOUNTING FIRM

        On October 22, 2013, the board of directors engaged KPMG LLP, or KPMG, as the independent registered public accounting firm of First Choice ER, LLC and its consolidated subsidiaries. Concurrent with this appointment, we dismissed Grant Thornton LLP, or Grant Thornton, effective October 22, 2013. The decision to change our principal independent registered public accounting firm was approved by our audit committee. Grant Thornton's report on the financial statements of First Choice ER, LLC and its consolidated subsidiaries for the year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K issued by the SEC, in connection with the audit of the financial statements of First Choice ER, LLC and its consolidated subsidiaries for the 2012 period audited by Grant Thornton through the replacement of Grant Thornton with KPMG.

        Neither we nor anyone acting on our behalf consulted with KPMG at any time prior to their retention by us with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of First Choice ER, LLC and its consolidated subsidiaries, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement or a reportable event (as such terms are defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate certain information in this prospectus by reference to other documents that we file with them. This means that we can disclose information to you for purposes of this prospectus by referring you to other documents on file with the SEC. The information incorporated by reference is an important part of this prospectus.

        We incorporate in this prospectus by reference the documents listed below:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 27, 2015;

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  our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed on May 1, 2015;

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  our Definitive Proxy Statement on Schedule 14A, filed on April 14, 2015 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014);

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  our Current Reports on Form 8-K filed on February 26, 2015, April 21, 2015, April 23, 2015, May 11, 2015, May 22, 2015 and June 19, 2015;

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  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on June 25, 2014, including all amendments and reports filed for the purpose of updating such description; and

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  all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offerings to which this prospectus supplement relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents, at no cost, by writing or telephoning us at the following address:

Adeptus Health Inc.
2941 Lake Vista Drive
Lewisville, Texas 75067
Telephone: (972) 899-6666

        Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Report, are also available on our website at ir.adeptushealth.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

        You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any selling stockholder has authorized anyone else to provide you with different information.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock covered by this prospectus. This prospectus, filed as part of the registration statement, together with the information incorporated by reference herein, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Class A common stock, we refer you to the registration statement and to its exhibits and schedules. Statements made in or incorporated by reference herein about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

        In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as a result, file annual, quarterly and current reports, proxy statements and other information with the SEC. You will be able to inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above or inspect them without charge at the SEC's website.

4,710,869 Shares

Adeptus Health Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT